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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of Earliest Event Reported): SEPTEMBER 10, 1997
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                             FIELDCREST CANNON, INC.
                             -----------------------
             (Exact Name of Registrant as Specified in its Charter)



   DELAWARE                        1-5137                        56-0586036
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  (State of                      (Commission                   (IRS Employer
Incorporation)                   File Number)                Identification No.)


One Lake Circle Drive, Kannapolis, NC                             28081
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(Address of Principal Executive Offices)                       (Zip Code)


    Registrant's telephone number, including area code: (704) 939-2000
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NYFS01...:\07\45207\0003\139\FRM9127P.330
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ITEM 5.     OTHER EVENTS.


            On September 10, 1997, Fieldcrest Cannon, Inc. (the "Company"), Pillowtex Corporation ("Pillowtex") and a wholly-owned subsidiary of Pillowtex ("Newco") entered into an agreement (the "Merger Agreement") pursuant to which, on the terms and subject to the conditions set forth therein, Newco will be merged with and into the Company (the "Merger"), and the Company will thereby become a wholly owned subsidiary of Pillowtex. A copy of the Merger Agreement is filed as Exhibit 2.1 hereto and is incorporated herein by this reference.

            On September 11, 1997, Pillowtex issued a press release announcing the Merger. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by this reference.

            At the effective time of the Merger (the "Effective Time"), (i) each outstanding share of Common Stock, par value $1.00 per share, of the Company ("Fieldcrest Common Stock") will be converted into a right to receive total consideration valued at $34.00, consisting of (a) $27.00 in cash and (b) a number of shares of Common Stock, par value $0.01 per share, of Pillowtex ("Pillowtex Common Stock") equal to the quotient (the "Conversion Number") obtained by dividing $7.00 by the average of the closing sales prices per share of Pillowtex Common Stock on the New York Stock Exchange (the "NYSE") for each of the 20 consecutive trading days immediately preceding the fifth trading day prior to the date (the "Closing Date") on which the Merger is consummated (the "Determination Price"), provided that the Conversion Number will not be more than 0.333 or less than 0.269, and provided further that, if the Determination Price is less than $21.00, the Company will have the right to elect to increase the cash portion of such merger consideration and/or the Conversion Number such that the sum of (1) the cash portion of such merger consideration and (2) the product of (A) the Conversion Number and (B) the Determination Price equals $34.00 and, if the Company does not so elect, Fieldcrest will have the right to terminate the Merger Agreement, and (ii) each outstanding share of $3.00 Series A Convertible Preferred Stock, par value $0.01 per share, of the Company, other than shares converted into Fieldcrest Common Stock prior to the Merger, will be converted into a right to receive total consideration valued at $58.12, consisting of (a) a cash payment equal to the product of (1) the cash portion of the merger consideration to be paid for each share of Fieldcrest Common Stock and (2) 1.7094 and (b) a number of shares of



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Pillowtex Common Stock equal to the product of (1) the Conversion Number and(2)
1.7094.

            The obligations of the Company and Pillowtex to consummate the Merger are conditioned upon, among other things, (i) approval and adoption of the Merger Agreement by the Company's stockholders; (ii) approval by Pillowtex's shareholders of the issuance of shares of Pillowtex Common Stock and Pillowtex preferred stock in connection with the Merger and related financing transactions; (iii) the absence of any order or injunction that prohibits the consummation of the Merger; (iv) the shares of Pillowtex Common Stock to be issued in connection with the Merger having been authorized for listing on the NYSE, subject to official notice of issuance; (v) a Registration Statement on Form S-4 having been declared effective by the Securities and Exchange Commission and not being subject to any stop order or proceeding seeking the same; and (vi) the waiting period pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or been terminated.




ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


     (c)  Exhibits

             2.1 Agreement and Plan of Merger, dated September 10, 1997, by and among Pillowtex Corporation, Pegasus Merger Sub, Inc. and Fieldcrest Cannon, Inc.


            99.1 Press release, dated September 11, 1997, issued by Pillowtex Corporation








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                                    SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                    FIELDCREST CANNON, INC.

                                    By: /s/Mark R. Townsend
                                        ----------------------------------
                                        Mark R. Townsend




Dated:  September 12, 1997





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                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                  EXHIBIT
------                  -------

  2.1 Agreement and Plan of Merger, dated September 10, 1997, by and among Pillowtex Corporation, Pegasus Merger Sub, Inc. and Fieldcrest
                        Cannon, Inc.


  99.1 Press release, dated September 11, 1997, issued by Pillowtex Corporation






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